Exhibit 99.1

FOR IMMEDIATE RELEASE

MISCOR Group Reports Improved Revenue and Earnings for 2011

Amounts in 000’s

MASSILLON, OHIO, Mar. 1, 2012 –MISCOR Group, Ltd. (MIGL), a provider of electro-mechanical repair and complementary services to a broad range of industries, today announced financial results for the full year ending Dec. 31, 2011. Following the completion of significant restructuring, changed senior leadership, and a refocused strategic plan implemented over the last year, the parent company of Magnetech Industrial Services, Inc. and HK Engine Components, LLC (HKEC) achieved annual profitability for the first time since going public in August 2006.

“We are excited about our achievements this past year. We have weathered the storm as our prior restructuring initiatives begin to yield positive results in a persistently volatile environment. Over the last year and a half we have undertaken broad cost cutting measures, including a recent refinancing of our senior secured credit facility, while our customer base continues to recognize our operational excellence and contribution to their success,” stated Michael P. Moore, President and CEO of MISCOR Group. “We have proactively taken steps to improve gross margins via strategic sourcing and implementing operational efficiencies. These efforts are reflected in our growing top and bottom line results, as well as our reduced SG&A expenses.”

For the year ended 2011, the Company reported a $5,105 or 12.5% increase in net revenues to $45,887, compared to restated net revenues of $40,782 for 2010, due to improvements in both volume and pricing. Gross profits from continuing operations totaled $9,444 or 20.6% of revenues, up from restated gross profits of $6,947 or 17.0% from last year. This is an increase in gross profits of $2,497 or 36.1%. SG&A expenses from continuing operations were $8,247, compared to restated SG&A expenses of $9,513 during the previous year, reflecting a 13.3% improvement. Net income from continuing operations ended at $654, or $0.06 per basic and fully diluted common share, compared to restated net loss of ($11,477), or a ($0.98) loss per basic and fully diluted common share for the year 2010. This is an increase in net income from continuing operations of $12,131. The 2010 net loss from continuing operations includes a charge of $7,831 related to goodwill impairment. Overall net income for the Company was $654 or $0.06 per basic and fully diluted common share in 2011 versus a net loss of ($11,889) or ($1.01) loss per basic and fully diluted common share in 2010. In December 2011, HKEC’s classification was changed from held-for-sale to held-and-used. The 2010 results have been restated to reflect this change.

Consolidated EBITDA increased by $4,919 to $3,644 for the year ended December 31, 2011 from ($1,275) for year ended December 31, 2010. The primary increase in Consolidated EBITDA is a result of increased profitability during the year ended December 31, 2011.

“Our intense focus on profit improvement has solidified our position as a leading provider of industrial services and products. By delivering unmatched experience, quality and innovation, we have been able to create long-term relationships and tangible value for our employees, customers and shareholders,” Moore continued. “We look forward to the opportunities this coming year will bring as we continue to help create customer success by actively strengthening and broadening our superior position in the areas of industrial maintenance and repair, as well as manufacturing and remanufacturing power assemblies for large diesel engines.”

About MISCOR Group, Ltd.

Massillon, Ohio-based MISCOR Group, Ltd. (MIGL) provides electrical and mechanical solutions to industrial, commercial and institutional customers through two segments: Industrial Services, consisting of the Company’s maintenance and repair services to several industries, including electric utilities, wind power, transportation, chemical, oil, pulp and paper, metal manufacturing and forming, and repairing, manufacturing, and remanufacturing industrial lifting magnets for the steel and scrap industries; and Rail Services, consisting of the Company’s manufacturing of power assemblies, engine parts, and other components related to large diesel engines.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” or variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, and may cover such items as the Company’s future plans, objectives, events, contract pricing and results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Risk Factors include, among others: price of raw materials, ability to win and service competitively priced new contracts in sufficient amounts to operate and expand effectively, employee turnover, ability to compete in highly competitive, geographically diverse marketplaces, ability to complete planned divestitures and varying and sometimes volatile economic conditions. For further discussion of risks and uncertainties, individuals should refer to the Company’s SEC filings. MISCOR Group, Ltd. undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release is issued. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

	Calculation of EBITDA Year Ended December 31,
	2011	2010

EBITDA-Consolidated
Net income (loss)	$654	$(11,889)
Add back:
Interest expense	969	902
Depreciation and amortization	2,021	1,881
Goodwill impairment	—	7,831
Income taxes	(69)	(18)

EBITDA (1)	$3,575	$(1,293)

(1) EBITDA represents earnings before interest expense, income taxes, depreciation and amortization and goodwill impairment. Our management believes EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions. We believe EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations.

However, EBITDA is not a recognized measurement under GAAP and when analyzing our operating performance, readers should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments. The amounts shown for EBITDA also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

CONTACT:

Trisha Abbruzzi

MISCOR Group, Ltd.

(330) 830-3526 tabbruzzi@miscor.com